                                                              Exhibit 10(i)

CONFIDENTIAL TREATMENT- Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                           MARKETING SUPPORT AGREEMENT

     This Marketing Support Agreement (the "Agreement"), dated as of January 30, 1997, is between Neuromedical Systems, Inc., a Delaware corporation ("NSI"), NetMed, Inc., an Ohio corporation ("NetMed") and Blue Cross and Blue Shield Mutual of Ohio, a corporation and its wholly owned subsidiaries and affiliates ("BCBSMO").

                                    RECITALS

     1. NSI has designed, developed and produces the PAPNET-Registered Trademark- Testing System ("PAPNET testing"), which is a semi-automated system for the testing of supposedly negative Pap smears. NetMed has a license to market and sell PAPNET testing services in the State of Ohio, among other places.

     2. BCBSMO is an insurance company that desires to strongly recommend PAPNET testing for the routine examination of Pap smears for patients served by BCBSMO's network of physicians and clients.

     3. NSI and NetMed desire to assist BCBSMO with the communication of the availability of PAPNET testing to its network of physicians and patients, and otherwise to promote the availability of PAPNET testing to physicians and patients in the State of Ohio.

                                    AGREEMENT

     In consideration of the foregoing and mutual agreements set forth below, the parties agree as follows:

     Section 1. COVERAGE OF PAPNET TESTING; COMMUNICATION TO CLINICIANS. BCBSMO agrees to strongly recommend that all "negative" Pap smears covered by its benefit plans be examined using PAPNET testing, and to cover the costs of such examination. BCBSMO shall use its best efforts to promote PAPNET testing of negative Pap smears among its patient and provider populations. In furtherance thereof BCBSMO agrees to notify all relevant parties to its plans (including laboratories, obstetrician/gynecologists, family practitioners, general practitioners, nurse practitioners and the health care providers who take Pap smears), in accordance with its usual practices for announcing that new products, services or procedures are covered by its plans and in any event within two weeks of the date hereof of such coverage and recommendation. Such notifications shall be substantially in the form of the letters attached to this Agreement as Annex B.

     Section 2. LABORATORIES. NSI will train, equip and certify any laboratory designated by BCBSMO and otherwise meeting NSI's requirements to perform PAPNET testing in accordance with its usual practices.

     Section 3. MARKETING SUPPORT TO BE PROVIDED BY NSI AND NETMED. (a) In consideration of the foregoing, NSI and NetMed will assist BCBSMO in the education of clinicians and clients about the availability and benefits of PAPNET testing by:

          (i) mailing to all BCBSMO laboratories announcing BCBSMO's coverage of PAPNET testing in accordance with Section 1, which mailing will consist of at least a promotional advertisement or brochure and a letter;

          (ii) mailing to all appropriate clinicians announcing coverage of PAPNET testing in accordance with Section 1, which mailing will inform clinicians of background information on PAPNET testing and the laboratory that will perform the test, and which mailing will consist of at least a promotional advertisement or brochure, a letter, appropriate patient information and educational materials on the PAPNET test;

          (iii) at NSI's and NetMed's cost, making the services of NSI's marketing department, advertising agency and public relations firm reasonably available to BCBSMO to assist in the development of specific educational and marketing materials and the announcement specified above;

          (iv) at NSI's and NetMed's cost, production and distribution of such educational and marketing materials;

          (v) NSI and NetMed will assist BCBSMO in the development of suitable joint press releases announcing the coverage specified in Section 1 hereof, provided that each party will submit any such press release in draft form to the other party for its approval, such approval not to be unreasonably withheld or delayed;

          (vi) at NSI's and NetMed's cost, including and specifically mentioning BCBSMO as a provider of the PAPNET test in selected advertising in accordance with the media plan attached to this agreement as Annex A.

     (b) *Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (c) *Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     Section 4. INTELLECTUAL PROPERTY. Each party hereby grants the other party a non-exclusive, revocable right to use, for the limited purposes of complying with or performing this Agreement, the copyrights, trademarks and trade names used by each party to identify its products or services. Neither party shall use the other's copyrights, trademarks or trade names in a disparaging manner or take any action which is inconsistent with such party's ownership of its copyrights, trademarks and trade names. In furtherance of the foregoing, BCBSMO shall review and approve any promotional or informational materials that refer to BCBSMO prior to their use or distribution.

     Section 5.     REPRESENTATIONS AND WARRANTIES OF NSI.

     NSI hereby represents and warrants to BCBSMO as follows:

     5.1 ORGANIZATION. NSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NSI has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. NSI has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of has been duly executed and delivered by, and constitutes the valid and binding obligation of, NSI, enforceable in accordance with its terms.

     5.3 NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement will not result in a breach in the terms or conditions of or constitute a default under, or violate, or conflict with, as the case may be:
(i) any provision of any law, regulation or ordinance, (ii) the Certificate of Incorporation or Bylaws of NSI (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which NSI is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any Governmental Body, or (v) any action of or by, or filing with, any Governmental Body. The execution and delivery of this Agreement do not and, except for any approvals, permits and licenses required to market the PAPNET service in Ohio, the performance of this Agreement will not, require any action, consent or approval of any person, entity or Governmental Body.

     5.4 LITIGATION. There is no pending or, to the knowledge of NSI, threatened, legal, administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on NSI or the performance by NSI of this Agreement.

     Section 6.     REPRESENTATIONS AND WARRANTIES OF NETMED.

     6.1 ORGANIZATION. NetMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. NetMed has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. NetMed has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of NetMed, enforceable in accordance with its terms.

     6.3 NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement will not result in a breach in the terms or conditions of or constitute a default under, or violate, or conflict with, as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the Certificate of Incorporation or Bylaws of NetMed, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which NetMed is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any Governmental Body, or (v) any action of or by, or filing with, any Governmental Body. The execution and delivery of this Agreement do not and, except for any approvals, permits and licenses required to market the PAPNET service in Ohio, the performance of this Agreement will not, require any action, consent or approval of any person, entity or Governmental Body.

     6.4 LITIGATION. There is no pending or, to the knowledge of NetMed, threatened, legal administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on NetMed or the performance by NetMed of this Agreement.

     Section 7.     REPRESENTATIONS AND WARRANTIES OF BCBSMO.

     BCBSMO hereby represents and warrants to NSI and NetMed as follows:

     7.1 ORGANIZATION. BCBSMO is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. BCBSMO has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     7.2 AUTHORITY RELATIVE TO THIS AGREEMENT. BCBSMO has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of BCBSMO, enforceable in accordance with its terms.

     7.3 NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement will not result in a breach in the terms or conditions of or constitute a default under, or violate, or conflict with as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the Certificate of Incorporation or Bylaws of BCBSMO, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which BCBSMO is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any Governmental Body, or (v) any action of or by, or filing with, any Governmental Body. The execution and delivery of this Agreement do not, and the performance of this Agreement will not, require any action, consent or approval of any person, entity or Governmental Body.

     Section 7A.    MUTUAL INDEMNIFICATION.

     In connection with and in consideration of the matters contemplated in this Agreement, BCBSMO on the one hand, and NSI and NetMed collectively on the other hand (any such party, an "Indemnifying Party"), shall each indemnify, save and hold harmless the other, its and their subsidiaries, its and their respective employees, officers, directors, agents and representatives (collectively, the "Indemnified Parties"), from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, INTER ALIA, interest, penalties, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (herein, the "Losses"), incurred in connection with or resulting from the activities conducted pursuant to this Agreement;
PROVIDED, that neither of BCBSMO, on the one hand, or NSI and NetMed, on the other hand, shall be under any obligation to pay Losses to or for the benefit of any Indemnified Party arising from the finally judicially determined negligence, gross negligence or willful misconduct of such Indemnified Party.

     If any claim is made against any Indemnified Party for which indemnification is sought hereunder, written notice shall be given to the Indemnifying Party as promptly as practicable; PROVIDED, that the failure of any Indemnified Party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. If within 30 days of receipt of such notice the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such claims, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such claim and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense; PROVIDED, that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. Each party shall cooperate in all reasonable respects with the other party and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

     Section 8.     MISCELLANEOUS.

     8.1 ASSIGNMENT. This Agreement is not assignable by BCBSMO (including its wholly owned subsidiaries and affiliates), NetMed or NSI and the rights granted by one party shall not be transferred without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     8.2 WAIVER. No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

     8.3 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other party or provision of this Agreement.

     8.4 CHOICE OF LAW. This Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the State of Ohio (without giving affect to principles of conflicts of laws).

     8.5 NOTICE. All notices, invoices, consents or other communications required or permitted to be given by either party to the other shall be in writing (including facsimile or similar writing) and shall be given by facsimile and hard copy or by certified or registered mail, postage prepaid as follows;

     (a)  If to NSI:

               Neuromedical Systems, Inc.
               Two Executive Boulevard
               Suffern, New York 10901-4164
               Attn:  Andrew C. Panagy
               Facsimile:  (914) 368-3896

          With a copy to the same address to the attention of:

               John B. Henneman, III
               Vice President of Corporate Development and General Counsel

     (b)  If to NetMed:

               NetMed, Inc.
               425 Metro Place North
               Suite 140
               Dublin, Ohio 43017
               Attention:  David J. Richards, President and CEO
               Facsimile:  (614) 793-9376

     (c)  If to BCBSMO:

               BlueCross BlueShield of Ohio
               2060 East Ninth Street
               Cleveland, Ohio 44115-1355
               Attention:  Benjamin D. Zelman, Director, Utilization Management
               Facsimile:  216-687-6080

or at such other address or facsimile number (or other similar number) as any party may from time to time specify to the other party hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or facsimile (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in case of personal delivery, the actual day of personal delivery thereof, or, in the case of facsimile delivery, when such facsimile is transmitted, except that a change of address shall not be effective until actually received.

     8.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. It may not be released, discharge& changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

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

     8.8 HEADINGS. The headings used in this Agreement are for reference purposes only and shall not be construed to limit or further define any term or provisions hereof.

     8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date first written above.


NEUROMEDICAL SYSTEMS, INC.



By: /S/ MARK RUTTENBERG
   ------------------------


NETMED, INC.



By: /s/ David J. Richards
   ------------------------


BLUE CROSS AND BLUE SHIELD MUTUAL OF OHIO



By: /s/ Kent W. Clapp
   ------------------------

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